Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Dream Finders Homes Inc. of our report dated October 13, 2020 relating to the financial statements of Dream Finders Homes, Inc., which appears in the Registration Statement on Form S-1 (No. 333-251612).

/s/ PricewaterhouseCoopers LLP

Jacksonville, Florida
January 28, 2021